SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  November 12, 2001


                         TEXAS INSTRUMENTS INCORPORATED
               (Exact name of Registrant as specified in charter)



          DELAWARE                     001-03761                 750289970
(State or other jurisdiction   (Commission file number)      (I.R.S. employer
     of  incorporation)                                      identification no.)



                               12500 TI BOULEVARD
                                 P.O. BOX 660199
                            DALLAS, TEXAS 75266-0199
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (972) 995-3773


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ITEM  9.  REGULATION  FD  DISCLOSURE.

The Registrant ("TI") re-confirms its outlook for the fourth quarter of 2001 as set forth in the Outlook section included in Item 2 of its Form 10-Q for the quarter ended September 30, 2001, which was filed with the Commission on October 24, 2001. This re-confirmation is being made for purposes of Regulation FD only and is not an indication or assessment of materiality, nor is it intended to constitute a representation that the information is not otherwise publicly available. The full text of that Outlook section is as follows:

OUTLOOK

It appears that third quarter of 2001 will mark the bottom for semiconductor orders, and the floor for revenue should be set in the fourth quarter. Fourth-quarter TI revenue is expected to decline about 10 percent sequentially, mostly due to normal seasonal declines in Educational & Productivity Solutions (E&PS) as well as continued weakness in Semiconductor.

Specifically, TI expects the following for the fourth quarter compared to the third quarter:

- In Semiconductor, revenue will decline about 5 percent as continued growth in DSP is more than offset by declines in other products.

-  Sensors  &  Controls  revenue  will  be  about  even.

- E&PS revenue will decline by about $110 million, or 60 percent, as the back-to-school season for educational products ends.

- Operating margin will decline about 9 percentage points before the effect of special charges and amortization of goodwill and other acquisition-related intangibles, reflecting the lower revenue level and further reductions in inventory.

- Non-operating income will decline about $10 million reflecting lower interest rates.

- Loss per share will be about 6 cents more in the fourth quarter, compared with the third quarter, before the effect of special charges and amortization of goodwill and other acquisition-related intangibles.

For  2001,  TI  expects  the  following:

- R&D of $1.5 billion, excluding acquisition-related amortization and purchased in-process R&D, compared with the company's prior estimate of $1.6 billion and last year's $1.6 billion.

- Capital expenditures of $1.8 billion, unchanged from the prior estimate and down about 35 percent from last year.

- Depreciation of $1.6 billion, compared with the prior estimate of $1.5 billion and up about 30 percent from last year.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this report on Form 8-K are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of the company or its management:

 - Market demand for semiconductors, particularly for digital signal processors and analog chips in key markets, such as telecommunications and computers;

 - TI's ability to develop, manufacture and market innovative products in a rapidly changing technological environment;

 - TI's ability to compete in products and prices in an intensely competitive industry;

 - TI's ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;

 -  Timely  completion  and  successful  integration  of announced acquisitions;

 - Global economic, social and political conditions in the countries in which TI and its customers and suppliers operate, including fluctuations in foreign currency exchange rates;

 -  Losses  or  curtailments  of  purchases  from  key  customers;

 -  TI's  ability  to  recruit  and  retain  skilled  personnel;  and

 -  Availability  of  raw  materials  and  critical  manufacturing  equipment.

For a more detailed discussion of these and other factors, see the text under the heading "Cautionary Statements Regarding Future Results of Operations" in
Item 1 of TI's most recent Form 10-K. The forward-looking statements included in this Form 8-K are made only as of the date of this Form 8-K and TI undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         TEXAS  INSTRUMENTS  INCORPORATED


Date:  November  12,  2001                By: /s/ WILLIAM A. AYLESWORTH
                                             --------------------------
                                             William  A.  Aylesworth
                                             Senior  Vice  President,
                                             Treasurer  and
                                             Chief  Financial  Officer